Exhibit 99.1

BioScrip Reports 2012 first Quarter Financial Results

Elmsford, NY – May 9, 2012 – BioScrip, Inc. (Nasdaq: BIOS) today announced 2012 first quarter financial results. First quarter revenue was $155.6 million and net loss was $2.7 million, or $0.05 per share. Consolidated Adjusted EBITDA for the first quarter was $8.4 million.

As a result of the sale of the Company’s traditional and specialty pharmacy mail operations and community retail pharmacy stores on May 4, 2012 (the “Pharmacy Services Asset Sale”), the Company’s financial statements reflect the discontinued operations’ results for the three months ended March 31, 2012 and 2011 and assets transferred in the transaction as of March 31, 2012 and December 31, 2011, separate from the continuing operations of the business. The remaining assets and liabilities of the divested business that were not transferred as a part of the Pharmacy Services Asset Sale are not included in discontinued operations. The Company anticipates the collection, payment or resolution of these balances during the remainder of the year.

Additionally, the Company changed its operating and reportable segments from “Infusion/Home Health Services” and “Pharmacy Services” to its new operating and reportable segments: “Infusion Services,” “Home Health Services,” and “PBM Services.” As a result, prior period financial statements and related disclosures have been reclassified to conform to the current year presentation.

First Quarter Highlights

•	Revenue increased $24.8 million or 19.0% compared to prior year;
•	Gross profit was $53.5 million or 34.4% of revenue, compared to $51.4 million or 39.2% of revenue in the prior year;
•	Segment Adjusted EBITDA was $15.0 million, compared to $16.4 million last year;
•	Adjusted EBITDA from continuing operations was $8.4 million, compared to $9.8 million in the prior year;
•	Loss from continuing operations, net of income taxes, was $2.0 million, while the loss from discontinued operations, net of income taxes, was $0.7 million; and
•	Net loss was $2.7 million or $0.05 per share, compared to prior year net income of $2.9 million or $0.05 per diluted share.

“Our first quarter results demonstrated our ability to continue to execute on our strategic plan, while at the same time divesting a large portion of the Company,” said Rick Smith, President and Chief Executive Officer of BioScrip. “We generated 18.9% revenue growth in Infusion Services, which includes strong growth in our targeted core therapy revenue aided by patient census growth and penetration in managed care relationships. As an exciting development to start the year, we witnessed an acceleration of payors directing administration of services to at-home or alternate sites of care.”

Smith continued, “We closed the Pharmacy Services Asset Sale, marking a major milestone that allows us to accelerate the momentum of our infusion pharmacy platform expansion and to leverage our key strengths, including our differentiated offering and reputation for clinical excellence. Over the next couple of quarters we will continue to focus on reducing corporate overhead and maximizing operating efficiencies to improve operating performance and profitability.”

Results of Operations

First Quarter 2012 versus First Quarter 2011

Revenue for the first quarter of 2012 totaled $155.6 million, compared to $130.8 million for the same period a year ago, an increase of $24.8 million or 19.0%. Infusion Services segment revenue was $109.1 million, compared to revenue of $91.7 million for the same period in 2011, an increase of $17.3 million or 18.9%. Home Health Services segment revenue for the first quarter of 2012 was $16.7 million compared to revenue of $17.2 million in the prior year, a decrease of $0.5 million or 2.9%. PBM Services segment revenue for the first quarter of 2012 was $29.9 million, compared to $21.9 million for the prior year period, an increase of $8.0 million or 36.4%.

Consolidated gross profit for the first quarter of 2012 was $53.5 million, or 34.4% of revenue, compared to $51.4 million, or 39.2% of revenue, for the first quarter of 2011.

During the first quarter of 2012, BioScrip generated $15.0 million of segment Adjusted EBITDA, or 9.6% of total revenue, compared to $16.4 million, or 12.5% of total revenue in the prior year. The Infusion Services Segment Adjusted EBITDA decreased during the three months ended March 31, 2012 to $7.8 million, or 7.1% of segment revenue, compared to $9.3 million, or 10.1% of segment revenue, in the prior year. There were certain factors related to the Pharmacy Services Asset Sale that impacted reported results and had a cumulative unfavorable impact on Infusion Segment Adjusted EBITDA. First, the Company provided lower margin therapies to certain key customers in the first quarter and anticipates it will continue to provide such transitional services through the end of the third quarter. Second, there was increased cost allocation of certain corporate departments to the Infusion segment in the first quarter as certain retained corporate resources are being redirected to grow and support the Infusion business. Lastly, there was a substantial decrease in cross referrals of IVIG therapies from the specialty sales personnel affiliated with the divested business. The Company believes the impact of these factors is short-term and will be addressed over the next two quarters.

The Home Health Services Segment Adjusted EBITDA increased slightly in the first quarter of 2012 to $1.1 million, or 6.5% of segment revenue. This compares to $1.0 million, or 5.8% of segment revenue in the prior year. The PBM Services Segment Adjusted EBITDA was $6.1 million for both the first quarter of 2012 and 2011, or 20.4% and 27.9% of segment revenue, respectively.

On a consolidated basis, BioScrip reported $8.4 million of Adjusted EBITDA during the first quarter of 2012, or 5.4% of total revenue, compared to $9.8 million, or 7.5% of total revenue, in the prior year.

Interest expense in the first quarter of 2012 was $6.6 million, consistent with the amount reported for the prior year.

Net loss for the first quarter of 2012 was $2.7 million, or $0.05 per share, compared to net income of $2.9 million, or $0.5 per diluted share, in the prior year.

Liquidity and Capital Resources

For the first quarter ended March 31, 2012, BioScrip generated $2.5 million in net cash from operating activities compared to $31.7 million generated from operating activities during the first quarter ended March 31, 2011, a decrease of $29.2 million. This was due to a $19.4 million decrease in net cash provided by operating activities from discontinued operations and a $9.8 million decrease in net cash provided by operating activities from continuing operations.

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The Pharmacy Services Asset Sale represents a total deal value of approximately $225 million, including approximately $161 million in cash and retention by BioScrip of associated net working capital with a net value of approximately $64 million based on its March 31, 2012 balance sheet values. Based on events related directly or indirectly to the buyer’s retention of certain business after the closing, BioScrip may receive up to approximately $16 million in additional purchase price or be required to refund up to approximately $6.4 million of purchase price.

Outlook

The Company reiterated that it believes it will achieve its target of annualized revenue of $600-$620 million and annualized Adjusted EBITDA of $62-65 million in the fourth quarter 2012. As previously disclosed, the Company anticipates certain short-term factors and additional costs during the second and third quarters of 2012 will impact results until the Company arrives at a clean run rate in the fourth quarter 2012.

Conference Call

BioScrip will host a conference call to discuss its first quarter 2012 financial results on May 9, 2012 at 8:30 a.m. Eastern Time. Interested parties may participate in the conference call by dialing 800-354-6885 (US), or 303-223-2680 (International), 5-10 minutes prior to the start of the call. A replay of the conference call will be available for two weeks after the call's completion by dialing 800-633-8284 (US) or 402-977-9140 (International) and entering conference call ID number 21590255. An audio webcast and archive will also be available under the “Investor Relations” section of the BioScrip website at www.bioscrip.com.

About BioScrip, Inc.

BioScrip provides comprehensive infusion and home care solutions. By partnering with patients, physicians, healthcare payors, government agencies and pharmaceutical manufacturers we are able to provide access to infusible medications and management solutions. Our goal is to optimize outcomes for chronic and other complex healthcare conditions and enhance the quality of patient life. BioScrip brings unsurpassed clinical competence in providing high-touch, comprehensive infusion and nursing services to patients in the most convenient ways possible. Through our customer services and treatments we aim to ensure the best possible therapy outcome.

Forward Looking Statements – Safe Harbor

This press release may contain statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the intent, belief or current expectations of the Company, its directors, or its officers with respect to the future operating performance of the Company.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors.  Important factors that could cause such differences include the failure to realize annualized cost savings associated with any restructuring or cost reduction efforts, the ability of members of management in executing these efforts, the Company’s ability to leverage core competencies or maximize margins and operating cash flow and the Company’s ability to grow its Infusion segment organically or through acquisitions, and the risks described in the Company's periodic filings with the Securities and Exchange Commission, including BioScrip’s annual report on Form 10-K for the year ended December 31, 2011.

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Reconciliation to Non-GAAP Financial Measures

EBITDA or earnings before interest, taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA, which excludes loss on extinguishment of debt, stock-based compensation expense, acquisition, integration, severance and other employee costs, bad debt relating to CAP contract termination and legal settlement costs, are non-GAAP financial measures as defined under U.S. Securities and Exchange Commission Regulation G. As required by Regulation G, BioScrip has provided on Schedule 4 a reconciliation of this measure to the most comparable GAAP financial measure. The non-GAAP measure presented provides important insight into the ongoing operations and a meaningful benchmark to evidence the Company's continuing profitability trend.

Contacts:

Investors:

Lisa Wilson

In-Site Communications, Inc.

917-543-9932

Media:

Meaghan Repko or Eric Bonach

Joele Frank, Wilkinson Brimmer Katcher

212-355-4449

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Schedule 1

BIOSCRIP, INC

CONSOLIDATED BALANCE SHEETS

(in thousands, except for share amounts)

	March 31,	December 31,
	2012	2011
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$-	$-
Receivables, less allowance for doubtful accounts of $25,099 and $22,728 at March 31, 2012 and December 31, 2011, respectively	242,173	225,412
Inventory	13,783	17,997
Prepaid expenses and other current assets	6,442	10,184
Current assets from discontinued operations	32,171	38,876
Total current assets	294,569	292,469
Property and equipment, net	26,229	26,951
Goodwill	312,387	312,387
Intangible assets, net	18,743	19,622
Deferred financing costs	3,678	3,992
Other non-current assets	1,420	1,552
Non-current assets from discontinued operations	17,010	20,129
Total assets	$674,036	$677,102
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current portion of long-term debt	$64,053	$66,161
Accounts payable	84,742	79,155
Claims payable	5,168	11,766
Amounts due to plan sponsors	24,345	25,219
Accrued interest	11,614	5,825
Accrued expenses and other current liabilities	28,445	32,648
Total current liabilities	218,367	220,774
Long-term debt, net of current portion	227,318	227,298
Deferred taxes	9,995	10,295
Other non-current liabilities	3,681	3,456
Total liabilities	459,361	461,823
Stockholders' equity
Preferred stock, $.0001 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $.0001 par value; 125,000,000 shares authorized; shares issued: 58,236,619 and 57,800,791, respectively; shares outstanding: 55,554,866 and 55,109,038, respectively	6	6
Treasury stock, shares at cost: 2,638,421 and 2,638,421, respectively	(10,461)	(10,461)
Additional paid-in capital	377,624	375,525
Accumulated deficit	(152,494)	(149,791)
Total stockholders' equity	214,675	215,279
Total liabilities and stockholders' equity	$674,036	$677,102

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Schedule 2

BIOSCRIP, INC

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2012	2011
Product revenue	$106,803	$89,782
Service revenue	48,830	41,055
Total revenue	155,633	130,837

Cost of product revenue	72,326	57,609
Cost of service revenue	29,785	21,876
Total cost of revenue	102,111	79,485
Gross profit	53,522	51,352
% of revenue	34.4%	39.2%
Operating expenses
Selling, general and administrative expenses	44,662	41,399
Bad debt expense	3,465	2,655
Acquisition and integration expenses	172	-
Restructuring expense	300	1,299
Amortization of intangibles	879	819
Total operating expense	49,478	46,172
% of revenue	31.8%	35.3%
Income from continuing operations	4,044	5,180
Interest expense, net	6,569	6,612
Loss from continuing operations before income taxes	(2,525)	(1,432)
Income tax benefit	(502)	(417)
Loss from continuing operations, net of income taxes	(2,023)	(1,015)
(Loss) income from discontinued operations, net of income taxes	(680)	3,956
Net (loss) income	$(2,703)	$2,941

Basic weighted average shares	55,307	54,133
Diluted weighted average shares	55,307	54,133

Basic loss per share from continuing operations	$(0.04)	$(0.02)
Basic (loss) income per share from discontinued operations	(0.01)	0.07
Basic net (loss) income per share	$(0.05)	$0.05

Diluted loss per share from continuing operations	$(0.04)	$(0.02)
Diluted (loss) income per share from discontinued operations	(0.01)	0.07
Diluted net (loss) income per share	$(0.05)	$0.05

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Schedule 3

BIOSCRIP, INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited and in thousands)

	Three Months Ended
	March 31,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(2,703)	$2,941
Less: (loss) income from discontinued operations, net of income taxes	(680)	3,956
Loss from continuing operations, net of income taxes	(2,023)	(1,015)
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	1,931	1,333
Amortization of intangibles	879	819
Amortization of deferred financing costs	284	241
Change in deferred income tax	(300)	(48)
Compensation under stock-based compensation plans	966	1,132
Loss on disposal of fixed assets	23	5
Changes in assets and liabilities:
Receivables, net of bad debt expense	(16,761)	(10,681)
Inventory	4,215	2,960
Prepaid expenses and other assets	4,238	(64)
Accounts payable	5,587	(2,569)
Claims payable	(6,598)	2,404
Amounts due to plan sponsors	(874)	3,151
Accrued interest	5,788	5,766
Accrued expenses and other liabilities	(1,231)	2,533
Net cash provided by (used in) operating activities from continuing operations	(3,876)	5,967
Net cash provided by operating activities from discontinued operations	6,401	25,688
Net cash provided by operating activities	2,525	31,655
Cash flows from investing activities:
Purchases of property and equipment, net	(1,547)	(904)
Cash consideration paid to DS Pharmacy	(2,935)	-
Net cash used in investing activities from continuing operations	(4,482)	(904)
Net cash provided by (used in) investing activities from discontinued operations	2,741	(1,888)
Net cash used in investing activities	(1,741)	(2,792)
Cash flows from financing activities:
Borrowings on line of credit	481,151	412,400
Repayments on line of credit	(483,224)	(441,207)
Repayments of capital leases	(35)	(30)
Deferred and other financing costs	-	(22)
Net proceeds from exercise of employee stock compensation plans	1,324	54
Surrender of stock to satisfy minimum tax withholding	-	(58)
Net cash used in financing activities	(784)	(28,863)
Net change in cash and cash equivalents	-	-
Cash and cash equivalents - beginning of period	-	-
Cash and cash equivalents - end of period	$-	$-

DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$1,241	$1,302
Cash paid during the period for income taxes	$197	$282

DISCLOSURE OF NON-CASH TRANSACTIONS:
Capital lease obligations incurred to acquire property and equipment	$20	$-

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Schedule 4

BIOSCRIP, INC

Reconciliation between GAAP and Non-GAAP Measures

(unaudited and in thousands)

	Three Months Ended
	March 31,
	2012	2011
Results of Operations:
Revenue:
Infusion Services - product revenue	$106,803	$89,782
Infusion Services - service revenue	2,250	1,943
Total Infusion Services revenue	109,053	91,725

Home Health Services - service revenue	16,711	17,208

PBM Services - service revenue	29,869	21,904

Total revenue	$155,633	$130,837

Adjusted EBITDA by Segment before corporate overhead:
Infusion Services	$7,783	$9,284
Home Health Services	1,080	1,006
PBM Services	6,098	6,123
Total Segment Adjusted EBITDA	14,961	16,413

Corporate overhead	(6,582)	(6,650)
Consolidated Adjusted EBITDA	8,379	9,763

Interest expense, net	(6,569)	(6,612)
Income tax expense	502	417
Depreciation	(1,931)	(1,333)
Amortization of intangibles	(879)	(819)
Stock-based compensation expense	(966)	(1,132)
Acquisition, integration, severance and other employee costs	(259)	-
Restructuring expense	(300)	(1,299)
Loss from continuing operations, net of income taxes	$(2,023)	$(1,015)

Supplemental Operating Data
Total Assets:
Infusion Services	$355,657	$353,999
Home Health Services	66,579	64,672
PBM Services	37,576	40,418
Corporate unallocated	20,785	22,615
Assets from discontinued operations	49,181	59,047
Assets associated with discontinued operations, not sold	144,258	136,351
Total	$674,036	$677,102

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